SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant

Check the appropriate box:

[X]  Preliminary proxy statement        [ ] Confidential, for use of the
[ ]  Definitive proxy  statement            Commission  only  (as  permitted
[ ]  Definitive  additional materials       by Rule 14a-6(e)(2))
[ ]  Soliciting material 14a-12

                                  SKYMALL, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                  SKYMALL, INC.
                              1520 East Pima Street
                             Phoenix, Arizona 85034

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                NOTICE AND PROXY STATEMENT FOR ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD JUNE 9, 2000

--------------------------------------------------------------------------------


To the Shareholders of SkyMall, Inc.:

     The Annual Meeting of Shareholders of SkyMall, Inc., a Nevada corporation (the "Company"), will be held at the Company's Corporate Offices located at 1520 East Pima Street, Phoenix Arizona, 85034 on Friday, June 9, 2000, at 10:00 a.m. local time for the following purposes:

     1. To approve an amendment to the Company's Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms of office;
     2. To elect five directors to the Board of Directors to serve for terms of one to three years, respectively, or until their successors are elected and qualified if Proposal No. 1 is approved, or to elect the same persons as directors for a term of one year if Proposal No. 1 is not approved;
     3. To approve amendments the Company's Non-Employee Director Stock Option Plan (the "Director Plan") to (i) increase the aggregate number of shares available for issuance thereunder from 100,000 to 375,000 and
          (ii) increase the automatic grants under the Director Plan to 25,000 options upon election to the Board and 7,500 options annually subject to the terms and conditions of the Directors Plan;
     4. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2000; and
     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company is presently aware of no other business to come before the Annual Meeting.

     Shareholders of record at the close of business on April 26, 2000 (the "Record Date"), are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Shares may be voted at the Annual Meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten (10) days prior to the Annual Meeting.

     A copy of the Company's 1999 Annual Report to Shareholders, which includes audited financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        Robert M. Worsley
                                        Chairman, Chief Executive Officer
                                        and President
Phoenix, Arizona
May 8, 2000

SHAREHOLDERS ARE ENCOURAGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A PRE-ADDRESSED ENVELOPE IS PROVIDED FOR THEIR CONVENIENCE. SHAREHOLDERS ARE ENCOURAGED TO VOTE REGARDLESS OF WHETHER OR NOT THEY ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

                                  SKYMALL, INC.
                              1520 East Pima Street
                             Phoenix, Arizona 85034

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 9, 2000

--------------------------------------------------------------------------------

         This Proxy Statement is furnished by the Board of Directors of SkyMall, Inc., a Nevada corporation (the "Company" or "SkyMall"), in connection with the solicitation of proxies to be used for the purpose of voting at the 2000 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, June 9, 2000 at 10:00 a.m. local time at the Company's corporate offices located at 1520 East Pima Street, Phoenix, Arizona 85034.

         The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the Annual Meeting were mailed on or about May 8, 2000 to shareholders of record at the close of business on April 26, 2000 (the "Record Date"). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting, or any adjournment or postponement thereof, either in person or by valid proxy. As of the Record Date, there were outstanding 13,120,134 shares of common stock, $.001 par value per share (the "Common Stock") of the Company.

         Shareholders are entitled to one vote for each share of Common Stock held of record on each matter of business to be considered at the Annual Meeting. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and determinations of whether a quorum exists and whether the proposals are approved will be announced at the Annual Meeting.

         The Inspector of Elections will treat abstentions and broker non-votes received as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to the beneficial owners of the outstanding Common Stock. In addition to soliciting proxies by mail, proxies may be solicited by personal interview or telephone. A person giving the enclosed proxy has the power to revoke it at anytime before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending a written notice of revocation to the Secretary of the Company at its corporate offices. The corporate offices of the Company are located at 1520 East Pima Street, Phoenix, Arizona 85034 and its telephone number at that address is (602) 254-9777.

         The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, independent accountants' report and other information included in the Company's 2000 Annual Report to Shareholders that was mailed with this Proxy Statement to all shareholders of record on the Record Date.


                   APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS
                                (PROPOSAL NO. 1)

         The Company's Board of Directors has unanimously approved and recommended that the shareholders of the Company approve an amendment to its Articles of Incorporation, as amended (the "Articles"), to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office. The text of the proposed amendment to the Articles to be added as a new paragraph is set forth in full in Appendix A to this Proxy Statement.

         The Company's Bylaws now provide that all directors are to be elected annually to serve until their successors have been elected and qualified. The Nevada General Corporation Law (the "Nevada GCL") permits provisions in the articles of incorporation or bylaws approved by shareholders that provide for a classified board of directors. The proposed classified board amendment to the Articles would provide that directors will be classified into three classes, as nearly equal in number as possible. One class of directors, consisting of Lyle
R. Knight, would hold office initially for a term expiring at the 2001 Annual Meeting; a second class of directors, consisting of Thomas J. Litle and Randy Petersen, would hold office initially for a term expiring at the 2002 Annual Meeting; and a third class of directors, consisting of Robert M. Worsley and David J. Callard, would hold office initially for a term expiring at the 2003 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. See "Election of Directors" as to the composition of each class of directors if this proposal is adopted.

         The proposed classified board amendment will significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by shareholders holding a majority of the votes cast at a single Annual Meeting. If the Company implements a classified board of directors, it will take at least two Annual Meetings for even a majority of shareholders to effect a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting.

         Under the Nevada GCL, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. The Nevada GCL also provides that, unless the articles of incorporation provide otherwise, directors serving on a classified board of directors may be removed with or without cause. The Company's Articles do not provide otherwise. Presently, all directors of the Company are elected annually and all of the directors may be removed, with or without cause, by shareholders representing at least 51% of the outstanding shares of the Common Stock. Cumulative voting is not authorized by the Articles.

         The classified board proposal is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the classified board proposal will assist the Board of Directors in protecting the interests of the Company's shareholders in the event of an unsolicited offer for the Company.

         Because of the additional time required to change control of the Board of Directors, the classified board proposal will tend to perpetuate present management. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that shareholders may feel would be in their best interests. The classified board proposal will also make it more difficult for the shareholders to change the composition of the Board of Directors even if the shareholders believe such a change would be desirable.

REQUIRED VOTE

         Approval of the Amendment to the Articles of Incorporation requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the Amendment. Broker non-votes are not considered present for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ARICLES OF INCORPORATION TO PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS.


                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 2)

         The Board of Directors currently consists of five members. In the event Proposal No. 1 is adopted at the Annual Meeting, the Directors of the Company will be divided into three classes and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve for the terms indicated in the table below, or until their successors have been duly elected and qualified. If Proposal No. 1 is not approved by the shareholders at the Annual Meeting, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve until the 2001 Annual Meeting of shareholders or until their successors have been duly elected and qualified. The five nominees receiving the highest number of votes cast at the Annual Meeting will be elected. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy.

         Information   regarding  the  nominees  is  provided  below  and  under
"SECURITY OWNERSHIP," "EXECUTIVE COMPENSATION" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

DIRECTOR NOMINEES

                                                                  Director
      Nominee              Age    Position                         Since
--------------------------------------------------------------------------------

                           CLASS I - TERM EXPIRES 2001

Lyle R. Knight (1)(2)      54     Director                      December 1996

--------------------------------------------------------------------------------

                          CLASS II - TERM EXPIRES 2002

Thomas J. Litle IV (1)     59     Director                      December 1996
Randy Petersen (2)         44     Director                      December 1996
--------------------------------------------------------------------------------

                          CLASS III - TERM EXPIRES 2003

Robert M. Worsley          44     Chairman of the Board,        October 1996
                                  President and Chief
                                  Executive Officer
David J. Callard           62     Director                      January 2000
--------------------------------------------------------------------------------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee


         ROBERT M. WORSLEY has been the Chairman of the Board, Chief Executive Officer and President of the Company since it was founded in 1989. From 1985 to 1989, Mr. Worsley was a principal of ExecuShare, Inc., an executive services firm that provided time-shared financial executives for small companies. From 1980 to 1985, Mr. Worsley was an accountant with Price Waterhouse, a public accounting firm, where he most recently held the position of Audit Manager. Mr. Worsley received a bachelors degree in accounting from Brigham Young University in 1980. Mr. Worsley is a Certified Public Accountant.

         DAVID J. CALLARD has been a director of the Company since January 2000. Mr. Callard has more than 40 years of investment banking and management experience. Mr. Callard joined Wand Partners Inc. ("WPI") in 1990 and has served as President since 1991. WPI and its affiliates are principally engaged in the business of direct private equity investments. Prior to joining WPI, from 1972 to 1989, Mr. Callard was a General Partner, Managing Director and Director of the investment banking firm of Alex. Brown & Sons Incorporated where, at various times, he headed its investment banking department, created a significant mergers and acquisitions business, headed its Strategic Planning Committee, and created a real estate investment and advisory business. From 1959 to 1972, Mr. Callard was employed by J.P. Morgan/Morgan Guaranty Trust, with interruptions for military service, graduate school and service as Deputy Executive Director of the President's Commission on an All Volunteer Armed Force. At Morgan Guaranty, Mr. Callard worked as an officer in its Trust & Investment Division where he managed portfolios of public securities and was involved in a range of private financings. Mr. Callard also serves as a director of Panarama Trust, an investment trust sponsoring registered mutual funds, Information Management Associates, Inc. (NASDAQ - IMAA), a leader in Customer Relationship Management products and services, and iGo Corporation (NASDAQ - IGOC), a provider of business-to-business electronic commerce solutions for the mobile and wireless industry. Mr. Callard graduated from Princeton University in 1959 and received a Law degree from New York University School of Law in 1969.

         LYLE R. KNIGHT has been a director of the Company since December 1996. Mr. Knight has more than twenty-eight years of banking experience. Mr. Knight currently serves as President and a Director of First Interstate BancSystem in Billings, Montana. From 1995 until 1996, Mr. Knight was a Management Consultant for Norwest Banks, Arizona and from 1996 until 1997 he held the position of Senior Vice President of Norwest Banks, Arizona. From 1997 until 1998, Mr. Knight was the President of Pacific Century Bank, Arizona. From 1989 until 1992, Mr. Knight was President and Chief Executive Officer of Security Pacific Bank, Nevada. From 1992 until 1995, Mr. Knight served as President of Caliber Bank, a wholly owned subsidiary of Independent Banks of Arizona, which subsequently merged with Norwest Corporation. Mr. Knight is a principal of C&K Investments, a property development and management company. Mr. Knight graduated from the University of Utah in 1968 with a Bachelor of Science degree in Banking and Finance and in 1982 graduated with honors from Pacific Coast Banking School. Mr. Knight has served as Chairman of the Phoenix Chamber of Commerce, as Chairman of the Arizona Chamber of Commerce, a Director of the Barrows Neurological Institute, a Director of the Pacific Coast Banking School, and served on the Arizona Community Foundation.

         THOMAS J. LITLE has been a director of the Company since December 1996. In 1985, Mr. Litle founded Litle & Company, Inc., which provided information sharing, payment processing and electronic network services to the direct marketing industry. Mr. Litle was Chairman of Litle & Company's Board of Directors and its Chief Executive Officer until 1995, when the business was sold to First USA. In connection with the sale to First USA, Mr. Litle retained the networking and non-payment processing parts of the business and formed OrderTrust LLC (formerly LitleNet LLC), of which he is the Chairman, which also provides direct commerce connection and information sharing services to the direct marketing industry. Mr. Litle received an M.B.A. from Harvard Graduate School of Business Administration in 1964 after graduating from California Institute of Technology with a Bachelor of Science degree in 1962. Mr. Litle also serves on the Board of Directors of J. Jill Group, Inc. (NASDAQ - JILL).

         RANDY PETERSEN (44) has been a director of the Company since December 1996. In 1986, Mr. Petersen founded and is currently the President and Chairman of the Board of Frequent Flyer Services. Frequent Flyer Services publishes a monthly frequent flyer magazine and an annual frequent flyer guidebook, produces frequent traveler-oriented merchandise and provides various travel-related services. Mr. Petersen is a member of the Association of Corporate Travel Executives and serves on the Advisory Board of the International Airline Passenger Association.

         The Company's Bylaws provide that any shareholder entitled to vote in an election of directors may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid to the Secretary, SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034. Such notice must be given not less than thirty (30) days and not more than sixty (60) days prior to the Annual Meeting; provided that if less than forty-five (45) days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, such nomination must be mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

         Each such notice must set forth: (a) with respect to each nominee, (i) the name, age, business address and, if known, residence address of the nominee,
(ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Company which are beneficially owned by the nominee, and
(iv) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such persons' written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder; and
(c) as to the beneficial  owner, if any, on whose behalf the nomination is made,
(i) the name and address of such person and (ii) the class and number of shares of the Company that are beneficially owned by such person. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. During 1999, Lyle R. Knight and Thomas J. Litle served on the Company's Audit Committee. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. The Audit Committee met four times in 1999.

         COMPENSATION COMMITTEE. During 1999, Lyle R. Knight and Randy Petersen served on the Company's Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for executive officers of the Company, including annual bonus compensation, and consults with management of the Company regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under such plans. The Compensation Committee did not meet during 1999 because all matters relating to compensation issues during 1999 were considered and acted upon by the entire Board.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors during 1999 consisted of Messrs. Knight and Petersen, neither of whom was an employee of the Company during 1999.

         OTHER COMMITTEES. The Company does not maintain a standing nominating committee.

         BOARD MEETINGS. During 1999, the Board of Directors met twelve times. Each director attended in excess of 75% of the meetings held in 1999 by the Board and the committees of the Board on which such director served.

DIRECTORS' FEES AND EMPLOYMENT AGREEMENTS

         Directors who are not employees of the Company receive a quarterly retainer of $5,000, an option to purchase 25,000 shares of the Company's Common Stock at its fair market value on the date of grant upon appointment to the Board of Directors, and an annual option to purchase 7,500 shares of the Company's Common Stock at its fair market value on the date of grant provided they have attended a required minimum number of Board and committee meetings during the year. All directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Directors who are also officers of the Company are not compensated for their services as directors.

         With the exception of Curtis D. Brown and Thomas C. Edwards, who have employment agreements with the Company, each of the executive officers serve at the pleasure of the Company's Board of Directors.

OTHER EXECUTIVE OFFICERS

         Following are the executive officers of SkyMall, Inc. who are not also directors:

         CHRISTINE A. AGUILERA (35) joined SkyMall in February 1997 and served as Vice President of Business Development, General Counsel and Secretary until February 1999. In March 1999, Ms. Aguilera was appointed as Executive Vice President of Business Development, General Counsel and Secretary of SkyMall and, in connection with the Company's management restructuring, in December 1999, Ms. Aguilera was also appointed as Acting General Manager and in February 2000, was appointed as Acting Chief Financial Officer of SkyMall. Ms. Aguilera serves as an officer and director of the Company's subsidiaries, skymall.com, inc., Durham & Company, Disc Publishing, Inc. and SkyMall Ventures, Inc. From 1992 until joining the Company, Ms. Aguilera was an attorney in private practice in Phoenix, Arizona practicing in the areas of corporate and securities law, including most recently at Squire, Sanders & Dempsey LLP. From 1986 until 1989, Ms. Aguilera was a Certified Public Accountant with Coopers & Lybrand. Ms. Aguilera received bachelors degrees in accounting and finance from New Mexico State University in 1986 and received her law degree from the University of Texas in 1992. Ms. Aguilera is a certified public accountant and a member of the State Bar of Arizona.

         MARK E. TRUXAL (39) joined SkyMall in 1998 and has served as Vice President and Controller since April 1999 and as Principal Accounting Officer since March 2000. Prior to joining the Company, from March 1996 until October 1998, Mr. Truxal was Chief Financial Officer of Steiner Company, Inc., a manufacturing company located in Chicago, Illinois, and from 1991 until 1996, he was Chief Financial Officer of General Leasing Company located in Scottsdale, Arizona, and was President and Chief Financial Officer of General Leasing. Mr. Truxal received his B.B.A. in accounting from Abilene Christian University in 1983.

         SCOTT R. DASTRUP (44) joined SkyMall in May 1998 and has served as Chief Information Officer until February 1999. In March 1999, Mr. Dastrup was appointed as Executive Vice President of Operations and Chief Information
Officer of SkyMall and, in connection with the Company's management restructuring, in December 1999, Mr. Dastrup was appointed as Senior Vice President of Special Projects. From 1997 until joining the Company, Mr. Dastrup was a principal of The SyntheSolutions Group in Tempe, Arizona, an information technology consulting firm. From March 1996 through December 1996, Mr. Dastrup was Vice President of Data Services for ProMark One, a telecommunications service company located in Scottsdale, Arizona. From July 1993 through February 1996, Mr. Dastrup was Vice President of Operations for BankOne's credit card processing services located in Phoenix, Arizona. Mr. Dastrup received his bachelors degree from Brigham Young University in 1984 and received his M.B.A. from the University of Utah in 1988.

         MARK S. SCHNEIDER (48) joined SkyMall in September 1997 and served as Vice President of Marketing until February 1999. In March 1999, Mr. Schneider was appointed as Executive Vice President of Marketing and Merchandising and, in connection with the Company's management restructuring, in December 1999, Mr.

Schneider was appointed as Senior Vice President of Strategic Planning. From 1988 until joining the Company, Mr. Schneider was employed with the Airfone division of GTE where he most recently held the position of Vice President of Marketing and had principal responsibility for advertising, promotions, sales, customer service, market planning, new business development and the implementation of new products and services. Prior to joining GTE Airfone, Mr. Schneider worked in various capacities in the airline industry for more than ten years, including in various marketing and revenue management positions. Mr. Schneider received his bachelors degree in economics from Colorado State University and M.B.A. from the same university in 1977.

         The following are the executive officers of SkyMall's subsidiaries, skymall.com, inc., SkyMall Ventures, Inc., Disc Publishing, Inc. and Durham &
Company:

SKYMALL.COM, INC.

         MARISHA K. GERAGHTY (40) joined the Company in September 1999 as Senior Vice President of the Company's subsidiary, skymall.com, inc. In December 1999, in connection with the Company's management restructuring, Ms. Geraghty was named President of skymall.com. Ms. Geraghty's 16 year retailing career includes positions held in merchandising, marketing and advertising. From 1997 until August 1999, Ms. Geraghty was Divisional Vice President of Electronic Commerce for Kmart Corporation and from 1994 until 1997 she was Electronic Retail Manager of J.C. Penney Company, Inc. While at J.C. Penney, Ms. Geraghty developed electronic shopping applications for Prodigy, CompuServe, American Online, Bell Atlantic's Interactive TV Service, "Stargazer" and Magellan's "The Merchant" CD-ROM. Under Ms. Geraghty's direction, J.C. Penney was the first national department store to launch a fully transactional Web site. Ms. Geraghty received her bachelors degree in Business Management from Bighamton University in 1982.

         CURTIS D. BROWN (36) joined the Company in February 1999 as Chief Technology Officer of skymall.com. In December 1999, in connection with the Company's management restructuring, Mr. Brown was named Senior Vice President of Information Technology while continuing as Chief Technology Officer. From April 1994 until joining the Company, Mr. Brown was employed by N2K, Inc., the parent company of MusicBoulevard.com, a leading music entertainment company on the Internet, where he most recently served as Senior Director of Technology. Mr. Brown received his bachelors degree in psychology from New York University in 1991.

SKYMALL VENTURES, INC.

         THOMAS C. EDWARDS (42) joined the Company in January 1999 as Chief Marketing Officer of skymall.com, inc. In December 1999, in connection with the Company's management restructuring, Mr. Edwards resigned his position with skymall.com, inc. and was elected as President of the Company's new subsidiary, SkyMall Ventures, Inc. From 1989 until joining the Company, Mr. Edwards was employed by Visa U.S.A., where he most recently served as Senior Vice President of Emerging Technology and Business Development. Prior to joining Visa U.S.A., Mr. Edwards served as Vice President of Marketing and Product Development at CitiCorp Credit Services, Inc. and in various marketing and management positions with the American Express Company. Mr. Edwards received his bachelors degree in general arts and sciences from Pennsylvania State University in 1979 and his M.B.A. from the same university in 1980.

DISC PUBLISHING, INC.

         LORNE GRIERSON (48) has been President of Disc Publishing, Inc. since 1998. Disc Publishing, Inc. was acquired by SkyMall in September 1999. From 1996 to 1997, Mr. Grierson was President of Osborn Video, Inc. and from 1992 to 1996, he was President of Centec, an interactive multimedia training firm. Mr. Grierson received his bachelors degree in education in 1976 from the University of British Columbia and a bachelors degree in psychology from Brigham Young University in 1979.

DURHAM & COMPANY

         KENT L. BARTON (41) has been President of Durham & Company since 1997. Durham was acquired by SkyMall in October 1998. Mr. Barton joined Durham in March 1997 and served in various capacities as Customer Service Manager, Vice President of Customer Service and Vice President of Operations from 1987 through 1995. He served as Vice President and General Manager from 1995 through 1997. Mr. Barton has been instrumental in the development of personnel and systems, as well as the products and services which Durham provides. Since becoming President of Durham, Mr. Barton has been responsible for all of the company's operations and activities, including marketing, catalog production, sales and customer service, and maintaining key client relationships. Mr. Barton received his bachelors degree in Finance and Information Management from Brigham Young University in 1986.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding annual and long-term compensation for services rendered to the Company during the years ended December 31, 1999, 1998 and 1997 by the Chief Executive Officer of the Company and certain other executive officers of the Company (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                                 Annual Compensation                Awards
                                      ----------------------------------------   ------------
                                                                                  Securities
                                                                  Other Annual    Underlying      All Other
  Name and Principal        Fiscal                                Compensation   Options/SARs   Compensation
       Position              Year     Salary ($)     Bonus ($)        ($)           (1)(#)         (2)($)
------------------------    ------    ----------     ---------    ------------   ------------   ------------
Robert M. Worsley           1999      190,000        138,000         4,497 (3)         -0-         3,096
Chairman of the             1998      197,308            -0-         3,598 (3)         -0-         2,553
Board and President         1997      190,000         28,500         3,598 (3)         -0-           274
(Chief Executive Officer)


Christine A. Aguilera       1999      152,308        120,250           -0-             -0-         4,800
Executive Vice President,   1998       93,462            -0-           -0-          30,000         3,040
General Manager,            1997       69,854 (4)     10,000           -0-          70,000           174
Acting Chief Financial
Officer, General Counsel
and Secretary

                                                                                  Long-Term
                                                                                 Compensation
                                                 Annual Compensation                Awards
                                      ----------------------------------------   ------------
                                                                                  Securities
                                                                  Other Annual    Underlying      All Other
  Name and Principal        Fiscal                                Compensation   Options/SARs   Compensation
       Position              Year     Salary ($)     Bonus ($)        ($)           (1)(#)         (2)($)
------------------------    ------    ----------     ---------    ------------   ------------   ------------
Thomas C. Edwards           1999      439,600(5)     250,000           -0-          85,000         4,800
President of SkyMall        1998          N/A            N/A           N/A             N/A           N/A
Ventures, Inc.              1997          N/A            N/A           N/A             N/A           N/A

Curtis D. Brown             1999      237,498(6)     150,000           -0-          75,000           -0-
Senior Vice President of    1998          N/A            N/A           N/A             N/A           N/A
Information Technology      1997          N/A            N/A           N/A             N/A           N/A
(Chief Technology Officer)
of skymall.com, inc.

Mark S.  Schneider          1999      168,846         35,700           -0-             -0-         4,800
Senior Vice President       1998      140,192            -0-           -0-          30,000         4,356
of Strategic Planning       1997       38,942 (7)      5,000           -0-          70,000           -0-

------------------

(1)  Consists entirely of stock options.
(2)  Employer matching contributions pursuant to the Company's 401(k) plan.
(3) Includes a pro rata portion of premiums paid on a life insurance policy on the life of Mr. Worsley under which a portion of the benefits are payable to beneficiaries other than the Company.
(4) Ms. Aguilera joined the Company in February 1997. Had Ms. Aguilera been employed by the Company for the entire year, her annual base salary would have been $90,000.
(5) Mr. Edwards joined the Company in January 1999. Had Mr. Edwards been employed by the Company for the entire year, his annual base salary would have been $250,000. In addition, pursuant to the terms of Mr. Edwards' Employment Agreement, the Company paid Mr. Edwards $200,000 which was to be paid by Riptide.
(6) Mr. Brown joined the Company in February 1999. Had Mr. Brown been employed by the Company for the entire year, his annual base salary would have been $250,000.
(7) Mr. Schneider joined the Company in September 1997. Had Mr. Schneider been employed by the Company for the entire year, his annual base salary would have been $135,000.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth for each Named Executive Officer certain information concerning individual grants of stock options during the 1999 fiscal year.

                                              Individual Grants                       Potential Realized
                             ---------------------------------------------------       Value at Assumed
                              Number of      % of Total                              Rates of Annual Stock
                              Securities    Options/SARs                              Price Appreciation
                              Underlying     Granted to    Exercise                   For Option Term (2)
    Name and Principal       Options/SARs   Employees in    Price     Expiration    -----------------------
         Position            Granted (1)    Fiscal Year     ($/Sh)       Date         5% ($)       10% ($)
--------------------------   ------------   ------------   --------   ----------    ---------    ----------
Robert M. Worsley                   0              N/A         N/A           N/A           N/A          N/A
Chairman of the
Board and President
(Chief Executive Officer)

Christine A. Aguilera               0              N/A         N/A           N/A           N/A          N/A
Executive Vice President,
General Manager,
Acting Chief Financial
Officer, General Counsel
and Secretary

Thomas C. Edwards              75,000 (3)        11.8%      $16.06    01/05/2009    $  757,504   $1,919,663
President of SkyMall           10,000 (3)         1.6%      $ 9.50    06/04/2009    $   59,745   $  151,406
Ventures, Inc.

Curtis D. Brown                75,000 (4)        11.8%      $24.50    01/14/2009    $1,155,594   $2,928,502
Senior Vice President of
Information Technology
(Chief Technology Officer)
of skymall.com, inc.

Mark S.  Schneider                  0              N/A         N/A           N/A           N/A          N/A
Senior Vice President
of Strategic Planning

------------------
(1)  Consists entirely of stock options.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3) Mr. Edwards received two option grants in 1999. The first grant was for 75,000 which option may be exercised for 33% of the underlying stock beginning on January 5, 1999, another 33% beginning on January 5, 2000, and the final 34% beginning on January 5, 2001. The second grant was for 10,000 which option may be exercised for 33% of the underlying stock beginning on June 4, 1999, another 33% beginning on June 4, 2000; and the final 34% beginning on June 4, 2001.
(4) The option may be exercised for 33% of the underlying stock beginning on January 14, 1999, for another 33% beginning on January 14, 2000, and for the final 34% beginning on January 14, 2001.

      AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth the number of shares covered by both exercisable and unexercisable stock options as of fiscal year-end 1999, together with the values for "in-the-money" options which represent the positive spread between the exercise price of any such outstanding stock options and the year-end price of the Company's Common Stock.

                              Number of Securities
                             Underlying Unexercised                  Value of Unexercised
                                 Options/SARs at                  In-the-Money Options/SARs
                                 Fiscal Year End                     at Fiscal Year End
                           -------------------------------     ------------------------------
Name                       Exercisable   Unexercisable (1)     Exercisable   Unexercisable(2)
----------------------     -----------   -----------------     -----------   ----------------
Robert M. Worsley                    0               0           $   0           $     0
Chairman of the
Board and President
(Chief Executive Officer)

Christine A. Aguilera           36,667          18,333           $     0         $     0
Executive Vice President,       20,000          25,000           $66,200         $87,475
General Manager,
Acting Chief Financial
Officer, General Counsel
and Secretary

Thomas C. Edwards               28,333          56,667           $     0         $     0
President of SkyMall
Ventures, Inc.

Curtis D. Brown                 25,000          50,000           $     0         $     0
Senior Vice President of
Information Technology
(Chief Technology Officer)
of skymall.com, inc.

Mark S. Schneider               36,667          18,333           $     0         $     0
Senior Vice President           20,000          25,000           $66,200         $87,475
of Strategic Planning
-------------

(1)  Consists entirely of stock options.
(2) Value is based on the difference between the exercise price of such options and the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1999 of $7.375 per share.

EMPLOYMENT AGREEMENTS

         THOMAS C. EDWARDS. As of January 5, 1999, the Company's Board of Directors approved an employment agreement with Thomas C. Edwards for services as Chief Marketing Officer of the Company's subsidiary, skymall.com, inc. This agreement requires Mr. Edwards to devote his full time to the Company during normal business hours in exchange for a base annual salary of $250,000, subject to annual increases at the discretion of the Board of Directors. In addition, Mr. Edwards received a signing bonus of $100,000, which was paid in accordance with the employment agreement during 1999. Mr. Edwards is also entitled to receive bonuses in accordance with the Company's bonus plans in effect from time to time, with a guaranteed minimum bonus of $150,000 annually. The agreement has an initial three-year term and is renewable at the discretion of Mr. Edwards and the Company. Neither Mr. Edwards nor the Company has any obligation to renew Mr.

Edward's employment. Pursuant to the agreement, Mr. Edwards may not compete with the Company anywhere in the United States on the termination of his employment for a period of two years.

         In addition, during the term of Mr. Edward's employment agreement, SkyMall is obligated to pay Mr. Edwards $200,000.00 each year for three years, on behalf of Riptide, a consulting service provider, whose payments were guaranteed by SkyMall. During 1999, SkyMall paid Mr. Edwards the $200,000.00 obligation on behalf of Riptide.

         CURTIS D. BROWN. As of February 16, 1999, the Company's Board of Directors approved an employment agreement with Curtis D. Brown for services as Chief Technology Officer of the Company's subsidiary, skymall.com, inc. This agreement requires Mr. Brown to devote his full time to the Company during normal business hours in exchange for a base annual salary of $250,000, subject to annual increases at the discretion of the Board of Directors. In addition, Mr. Brown received a signing bonus totaling $100,000, which was paid in accordance with the employment agreement during 1999. Mr. Brown is also entitled to receive bonuses at the discretion of the Board of Directors in accordance with the Company's bonus plans in effect from time to time. The agreement has an initial three-year term and is renewable at the discretion of Mr. Brown and the Company. Neither Mr. Brown nor the Company has any obligation to renew Mr. Brown's employment. Pursuant to the agreement, Mr. Brown may not compete with the Company anywhere in the United States on the termination of his employment for a period of two years.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company has developed and implemented compensation policies and programs which seek to improve the Company's overall financial performance and thus improve shareholder value by aligning the interests of senior management with those of its shareholders. The Company's Compensation Committee, which is comprised entirely of independent, outside members of the Company's Board of Directors, has furnished the following report on executive compensation.

OVERVIEW AND PHILOSOPHY

         The Company's philosophy is to structure overall compensation for executives at levels that enable the Company to attract, motivate and retain highly qualified executives. The Company's compensation program for executive officers is primarily comprised of base salary, bonus and long-term incentives in the form of stock option grants.

         In determining compensation for its officers, the Company emphasizes incentive-based compensation, particularly cash bonuses and stock option grants. The Company awards bonuses as a reward for performance based principally on the Company's overall financial results and/or achievement of specified business objectives. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. The Company periodically reviews the compensation levels of other companies in its industry to ensure that the Company's executive compensation is appropriate in light of industry practices.

BASE SALARY AND BONUSES

         Each Company executive receives a base salary, which when aggregated with their other incentive-based compensation, is intended to be competitive with similarly situated executives in the Company's industry. The Company typically targets base pay at the minimum level necessary to attract highly qualified executives, which in some cases may be less than market rates. In determining salaries, the Company takes into account individual experience and performance and specific needs particular to the Company.

         In addition to base salary, the Company typically pays its executives an annual bonus. The Company believes that bonuses properly motivate the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for the Company. For 1998, the Company declined to pay any bonuses to senior management because management failed to achieve targets established by the Board for 1998. However, to retain certain key management, the Board paid certain modest incentive bonuses to key management in early 1999. In early 2000, the Board paid bonuses for 1999 performance to its key executives. These bonuses varied based on the individual executive's performance and contribution to the Company's objectives.

OPTIONS

         Because the long-term financial success of the Company depends to a significant degree on its management team, the Company believes that it is crucial for its management team to have an equity stake in the Company. Thus, the Company makes option grants to key executives from time to time. In making option awards, the Company reviews the level of awards granted to executives at companies in the Company's industry, the awards granted to other executives within the Company and the individual officer's specific role at the Company. Although the Company, in some cases, pays base salaries to executives that are less than market rates, the Company believes that its option awards enable it to attract and retain highly qualified executives.

         In 1999, the Board approved stock option grants to several officers. These options were granted at the fair market value of the Company's Common Stock on the date of grant. The majority of the options granted in 1999 were subject to vesting over a three-year period, with approximately one-third of the options becoming exercisable on each successive anniversary of the date of grant, and expire ten years after the grant date. Certain options were granted with one-third of the options immediately exercisable and the remaining two-thirds exercisable on each successive anniversary of the date of grant, with expiration ten years after the grant date.

OTHER BENEFITS

         Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical, dental, vision, disability and life insurance and a savings program qualified under Section 401(k) of the Internal Revenue Code.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Worsley founded the Company in 1989 and has served as its Chief Executive Officer since that time. Mr. Worsley's base salary is $190,000, subject to adjustment by the Board from time to time. Mr. Worsley is eligible to receive standard benefits under the Company's insurance programs and 401(k) Plan. Mr. Worsley has never been awarded stock options by the Company. The Compensation Committee believes that Mr. Worsley's compensation is at or below the compensation levels of chief executive officers of comparable, publicly held companies.

                                                COMPENSATION COMMITTEE

                                                     Lyle R. Knight
                                                     Randy Petersen


STOCK PRICE PERFORMANCE GRAPH

         The Company's Common Stock commenced trading on the Nasdaq National Market under the symbol "SKYM" on December 11, 1996. The following graph compares the Company's cumulative shareholder return at the last trading day of each month commencing on January 1, 1997 through December 31, 1999 with shareholder returns on (i) the Nasdaq National Market Composite Index and (ii) Nasdaq National Market Retail Trade Stocks. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1996 and that all dividends, if any, were reinvested.

                                 TOTAL RETURNS

              The       Nasdaq                              The        Nasdaq
              Nasdaq    Retail                              Nasdaq     Retail
              Stock     Trade     SkyMall,                  Stock      Trade     SkyMall,
   Date       Market    Stocks      Inc.         Date       Market     Stocks      Inc.
----------   --------  --------   --------    ----------   --------   --------   --------
Base Point
12/31/96       100.00   100.00    100.00      07/31/98      145.61     134.15      46.48
01/31/97       107.10   102.13    104.23      08/31/98      116.75      98.76      32.39
02/28/97       101.17    98.61    112.68      09/30/98      132.95     104.29      29.58
03/31/97        94.58    95.13     95.77      10/30/98      138.79     115.94      25.35
04/30/97        97.52    91.92     80.28      11/30/98      152.90     132.65      52.82
05/30/97       108.57   101.59     84.51      12/31/98      172.76     143.60     235.21
06/30/97       111.90   107.43     87.32      01/29/99      197.83     146.04     200.00
07/31/97       123.69   112.28     50.70      02/26/99      180.09     134.72     162.68
08/29/97       123.51   114.21     52.11      03/31/99      193.63     142.86     142.25
09/30/97       130.83   121.78     71.83      04/30/99      199.84     144.11     152.11
10/31/97       124.02   115.19     64.79      05/28/99      194.51     133.21     123.24
11/28/97       124.67   117.79     54.23      06/30/99      211.87     138.55     105.63
12/31/97       122.52   117.44     56.34      07/30/99      208.13     133.55      95.77

              The       Nasdaq                              The        Nasdaq
              Nasdaq    Retail                              Nasdaq     Retail
              Stock     Trade     SkyMall,                  Stock      Trade     SkyMall,
   Date       Market    Stocks      Inc.         Date       Market     Stocks      Inc.
----------   --------  --------   --------    ----------   --------   --------   --------
Base Point
01/30/98       126.40   119.11     56.34      08/31/99      216.82     119.56      85.92
02/27/98       138.29   129.94     53.52      09/30/99      217.01     124.57      61.97
03/31/98       143.40   140.94     49.30      10/29/99      233.94     128.00      92.25
04/30/98       145.81   141.14     57.75      11/30/99      261.28     140.06     115.49
05/29/98       137.71   135.96     53.52      12/31/99      319.72     127.50      83.10
06/30/98       147.33   143.81     50.70

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Company held by such persons. Except as noted below, the Company believes, based solely upon a review of the copies of such beneficial ownership statements furnished to it, that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors and owners of more than 10% of the Company's Common Stock were complied with.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information as of April 14, 2000 concerning the beneficial ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each executive officer of the Company, including the Named Executive Officers, (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by their respective spouses under applicable law.

                                                              Shares Beneficially Owned (1)
                                                           --------------------------------
Name and Address of Beneficial Owner (2)                      Number             Percent
----------------------------------------                   ------------       -------------
RS Emerging Growth Pacific Partners (Jaguar) (3)(4)          311,798 (5)          2.4% (3)
RS Emerging Growth Partners LP (Wildcat) (3)(4)              145,698 (6)          1.1% (3)
RS Premium Partners LP (Puma) (3)(4)                         185,361 (7)          1.4% (3)
Special Situations Cayman Fund L.P. (8)(9)                   101,265 (10)           *  (8)
Special Situations Fund III L.P. (8)(9)                      290,879 (11)         2.2% (8)
Special Situations Private Equity Fund L.P. (8)(9)           277,186 (12)         2.1% (8)
The Paisley Fund (3)(4)                                       75,000                *  (3)
The Paisley Pacific Fund (3)(4)                              300,000              2.3% (3)
Wand Equity Portfolio II L.P. (13)(14)                     1,620,515 (15)        12.4% (13)
Wand Affiliates Fund L.P. (13)(14)                            93,771 (16)           *  (13)
Wand Partners Inc. (13)(14)                                1,964,286 (17)        15.0% (13)
Robert M. and Christi M. Worsley (2)                       4,798,530 (18)        36.6%
Christine A. Aguilera (2)                                     79,150 (19)           *
Curtis D. Brown (2)                                           50,000 (20)           *

                                                              Shares Beneficially Owned (1)
                                                           --------------------------------
Name and Address of Beneficial Owner (2)                      Number             Percent
----------------------------------------                   ------------       -------------
Scott R.  Dastrup (2)                                         25,999 (21)           *
Thomas C. Edwards (2)                                         53,333 (22)           *
Marisha K. Geraghty (2)                                            0                *
Mark S. Schneider (2)                                         63,666 (23)
Mark E. Truxal (2)                                             5,489 (24)           *
David J. Callard (2)                                          25,000 (25)           *
Lyle R. Knight (2)                                           156,086 (26)           *
Thomas J. Litle (2)                                          286,286 (27)           *
Randy Petersen (2)                                            57,644 (28)           *
All directors and executive officers as a group
(12 persons)(18)(19)(20)(21)(22)(23)(24)(25)(26)(27)(28)   5,601,183             42.7%

-------------------
*    Less than 1%
(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 13,120,134 shares of Common Stock outstanding as of April 14, 2000.
(2) The business address for all directors and officers of the Company is c/o the Company, 1520 E. Pima Street, Phoenix, Arizona 85034.
(3) RS Growth Group LLC is the General Partner of RS Emerging Growth Pacific Partners (Jaguar), RS Emerging Growth Partners LP (Wildcat), RS Premium Partners LP (Puma), The Paisley Fund and The Paisley Pacific Fund. As a group, these shareholders beneficially own a total of 1,017,857 shares of Common Stock of the Company, or 7.8% as of April 14, 2000.
(4) The business address of this shareholder is 388 Market Street, Second Floor, San Francisco, California 94111.
(5) Includes 103,933 shares of Common Stock issuable upon exercise of warrants issued to RS Emerging Growth Pacific Partners (Jaguar) in the Company's December 20, 1999 private placement.
(6) Includes 48,566 shares of Common Stock issuable upon exercise of warrants issued to RS Emerging Growth Partners LP (Wildcat) in the Company's December 20, 1999 private placement.
(7) Includes 61,787 shares of Common Stock issuable upon exercise of warrants issued to RS Premium Partners LP (Puma) in the Company's December 20, 1999 private placement.
(8) MGP Advisers Limited Partnership (MGP), a Delaware limited partnership, is the general partner of the Special Situations Fund III, L.P., a Delaware limited partnership. AWM Investment Company, Inc. (AWM), a Delaware corporation, is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers L.L.C. (MG), a New York limited liability company, is the general partner of the Special Situations Private Equity Fund, L.P., a Delaware limited partnership. Austin W. Marxe and David M. Greenhouse are the principal owners of MG, MGP and AWM and are principally responsible for the selection, acquisition and disposition of the portfolios securities by the investment advisers on behalf of their funds. As a group, these shareholders beneficially own a total of 669,330 shares of Common Stock of the Company, or 5.1% as of April 14, 2000.
(9) The business address of this shareholder is 153 E. 53rd Street, New York, New York 10022-1200.
(10) Includes (i) 32,150 shares of Common Stock issuable to Special Situations Cayman Fund L.P. upon exercise of warrants issued in the Company's November 1999 private placement and (ii) 16,072 shares of Common Stock issuable upon exercise of warrants issued in the Company's December 20, 1999 private placement.
(11) Includes (i) 96,450 shares of Common Stock issuable to Special Situations Fund III L.P. upon exercise of warrants issued in the Company's November 1999 private placement and (ii) 47,143 shares of Common Stock issuable upon exercise of warrants issued in the Company's December 20, 1999 private placement.
(12) Includes (i) 85,700 shares of Common Stock issuable to Special Situations Private Equity Fund L.P. upon exercise of warrants issued in the Company's November 1999 private placement and (ii) 43,929 shares of Common Stock issuable upon exercise of warrants issued in the Company's December 20, 1999 private placement.

(13) These shareholders are co-managed under a management agreement with Wand Partners Inc. As a group, these shareholders beneficially own a total of 1,964,286 shares of Common Stock of the Company, or 15% as of April 14, 2000.
(14) The business address of this shareholder is 630 Fifth Avenue, Suite 2435, New York, New York 10111.
(15) Includes (i) 540,172 shares of Common Stock issuable upon exercise of warrants issued to Wand Equity Portfolio II L.P. in the Company's December 30, 1999 private placement.
(16) Includes 31,257 shares of Common Stock issuable upon exercise of warrants issued to Wand Affiliates Fund L.P. in the Company's December 30, 1999 private placement.
(17) Includes 250,000 shares of Common Stock issuable upon exercise of the advisory fee warrants issued to Wand Partners Inc. in connection with the Company's December 30, 1999 private placement. In addition, Wand Partners Inc. may be deemed to be the beneficial holder of the shares held by Wand Equity Portfolio II L.P. and Wand Affiliates Fund L.P.
(18) Mr. Worsley is Chairman of the Board, President and Chief Executive Officer of the Company. Includes 71,429 shares of Common Stock issuable upon exercise of certain warrants issued to The Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust dated July 28, 1998 of which Mr. and Mrs. Worsley are the Trustees (the "Worsley Trust") in the Company's November 1999 private placement and 1,660,908 shares of Common Stock held by the Worsley Trust.
(19) Ms. Aguilera is Executive Vice President, Acting General Manager, Acting Chief Financial Officer, General Counsel and Secretary of the Company. Includes 75,000 shares issuable upon exercise of stock options granted to Ms. Aguilera pursuant to the Company's 1994 Stock Option Plan.
(20) Mr. Brown is Senior Vice President of Information Technology and Chief Technology Officer of the Company's subsidiary, skymall.com, inc. Includes 50,000 shares issuable upon exercise of stock options granted to Mr. Brown pursuant to the Company's 1994 Stock Option Plan.
(21) Mr. Dastrup is Senior Vice President of Special Projects of the Company. Includes 24,999 shares issuable upon exercise of stock options granted to Mr. Dastrup pursuant to the Company's 1994 Stock Option Plan.
(22) Mr. Edwards is President of the Company's subsidiary, SkyMall Ventures, Inc. Includes 53,333 shares issuable upon exercise of stock options granted to Mr. Edwards pursuant to the Company's 1994 Stock Option Plan.
(23) Mr. Schneider is Senior Vice President of Strategic Planning of the Company. Includes 53,666 shares issuable upon exercise of stock options granted to Mr. Schneider pursuant to the Company's 1994 Stock Option Plan.
(24) Mr. Truxal is Vice President-Controller and the Principal Financial Officer of the Company. Includes 5,489 shares issuable upon exercise of stock options granted to Mr. Truxal pursuant to the Company's 1994 Stock Option Plan.
(25) Mr. Callard serves as a director of the Company. Includes 25,000 shares of Common Stock issuable to Mr. Callard upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan in January 2000. Mr. Callard is President of Wand Partners Inc. and may be deemed to be the beneficial owner of the securities held or controlled by Wand Partners Inc. Mr. Callard has disclaimed beneficial ownership of such securities. See Footnote 13, above.
(26) Mr. Knight serves as a director of the Company. Includes (i) 7,286 shares of Common Stock issuable upon exercise of warrants issued to Mr. and Mrs. Knight in the Company's December 20, 1999 private placement, (ii) 7,143 shares of Common Stock issuable upon exercise of warrants issued to the Lyle R. Knight IRA account in the Company's December 20, 1999 private placement, and (iii) 46,000 shares of Common Stock issuable to Mr. Knight upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(27) Mr. Litle serves as a director of the Company. Includes (i) 71,429 shares of Common Stock issuable upon exercise of warrants issued to Mr. Litle in the Company's December 20, 1999 private placement and (ii) 46,000 shares of Common Stock issuable to Mr. Litle upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(28) Mr. Petersen serves as a director of the Company. Includes (i) 1,786 shares of Common Stock issuable upon exercise of warrants issued to Mr. Petersen in the Company's December 20, 1999 private placement and (ii) 46,000 shares of Common Stock issuable to Mr. Petersen upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 19, 1996, the Company entered into an agreement with OrderTrust LLC (formerly LitleNet LLC), a company in which Thomas Litle, a Director of the Company, has a controlling ownership interest, pursuant to which OrderTrust LLC provides the Company with order processing management services. On December 4, 1998, the Company entered into a new agreement with OrderTrust LLC to continue to provide such services. In 1999, the Company incurred processing fees of approximately $485,000 pursuant to such agreements.

         Prior to SkyMall's acquisition of Disc Publishing, Inc., Disc Publishing entered into a note payable agreement with Lorne Grierson, President of Disc Publishing, for $198,000. The note bears interest at 6% annually and matures in October 2001. As of December 31, 1999, $180,000 in principal remained due and owing.

         Disc Publishing, Inc. maintains an agreement with Crystal Canyon, a media development company, to provide development services. The owners of Crystal Canyon are former shareholders of Disc Publishing. The expenses related to this Agreement totaled $71,000 in 1999.

         On April 8, 1999,  SkyMall,  Inc.  entered into an  agreement  with The
Edwards Group, which is owned by Kathy Edwards, wife of Thomas Edwards, President of SkyMall Ventures, Inc., to provide professional services. The expenses totaled $97,000 related to this agreement in 1999. This agreement was terminated effective September 13, 1999.

         At December 31, 1998, SkyMall, Inc. recorded an employee receivable of approximately $401,000 for the exercise price of employee stock options for Angela Ellis, Director of Airline Marketing. This receivable was collected in 1999.

RECENT FINANCINGS

         NOVEMBER 1999 PRIVATE PLACEMENT. In November 1999, the Company completed a private placement of approximately $8 million in shares of the Company's Common Stock and warrants to purchase additional shares of Common Stock pursuant to a Stock and Warrant Purchase Agreement dated as of November 2, 1999 (the "November 1999 Private Placement"). A total of 1,142,885 shares of Common Stock were issued at a purchase price of $7.00 per share, together with warrants to purchase an additional 571,444 shares of Common Stock. The warrants have an exercise price of $8.00 per share and, subject to certain conditions, are redeemable by the Company at a nominal price if the Company's Common Stock trades over $12 per share for twenty consecutive trading days. The Robert Merrill Worsley and Christi Marie Worsley Revocable Trust dated July 28, 1998, of which Robert M. Worsley, Chairman of the Board and President of the Company, is a trustee and beneficiary, purchased 142,857 shares of Common Stock and 71,429 warrants in the November 1999 Private Placement, for a total purchase price of $1,000,000.

         DECEMBER 1999 PRIVATE PLACEMENT OF SERIES A JUNIOR CONVERTIBLE PREFERRED STOCK AND WARRANTS. In December 1999, the Company completed a private placement of approximately $9 million in shares of the Company's Series A Junior Convertible Preferred Stock (the "Series A Preferred") and warrants to purchase additional shares of Common Stock (the "December 20, 1999 Private Placement") pursuant to a Stock and Warrant Purchase Agreement dated as of December 20, 1999 (the "December 20, 1999 Agreement"). A total of 91,320 shares of Series A

Preferred were issued to investors, together with warrants to purchase an additional 652,289 shares of Common Stock. The warrants have an exercise price of $8.00 per share and, subject to certain conditions, are redeemable by the Company at a nominal price if the Company's stock trades over $12 per share for twenty consecutive trading days. Lyle R. Knight, Thomas J. Litle and Randy Petersen, directors of the Company, participated as investors in the December 20, 1999 Private Placement, as follows:

     o Lyle R. Knight and his wife, together with the Lyle R. Knight IRA account, purchased a total of 2,020 shares of Series A Preferred and 14,429 warrants in the December 20, 1999 Private Placement, for a total purchase price of $202,000.
     o Thomas J. Litle purchased a total of 10,000 shares of Series A Preferred and 71,429 warrants in the December 20, 1999 Private Placement, for a total purchase price of $1,000,000.
     o Randy Peterson purchased a total of 250 shares of Series A Preferred and 1,786 warrants in the December 20, 1999 Private Placement, for a total purchase price of $25,000.

         Pursuant to the terms of the December 20, 1999 Agreement, at the close of business on March 10, 2000, all shares of Series A Preferred were automatically converted into 1,304,571 shares of Common Stock of the Company upon receipt of shareholder approval of such conversion at a Special Meeting of Shareholders held on March 10, 2000. As a result of the conversion of the Series A Preferred into shares of Common Stock, Mr. and Mrs. Knight and the Lyle R. Knight IRA account, received a total of 28,857 shares of Common Stock, Mr. Litle received 142,857 shares of Common Stock and Mr. Petersen received 3,571 shares of Common Stock. The resale of the shares of Common Stock issued upon conversion of the Series A Preferred and the shares of Common Stock issuable upon exercise of the warrants have been registered under the Securities Act of 1933, as amended.

         DECEMBER 1999 PRIVATE PLACEMENT OF SERIES B JUNIOR CONVERTIBLE PREFERRED STOCK AND WARRANTS. In December 1999, the Company completed a private placement of $8 million in shares of the Company's Series B Junior Convertible Preferred Stock (the "Series B Preferred") and warrants to purchase additional shares of Common Stock (the "December 30, 1999 Private Placement") pursuant to a Stock and Warrant Purchase Agreement dated as of December 30, 1999 (the "December 30, 1999 Agreement"). A total of 80,000 shares of Series B Preferred were issued to investors, together with warrants to purchase an additional 571,429 shares of Common Stock. The investors in the December 30, 1999 Private Placement were Wand Equity Portfolio II L.P. and Wand Affiliates Fund L.P. David
J. Callard, a director of the Company is the President of Wand Partners Inc., which may be deemed to be the beneficial holder of the shares held by the Wand entities. The warrants have an exercise price of $8.00 per share and, subject to certain conditions, are redeemable by the Company at a nominal price if the Company's stock trades over $12 per share for twenty consecutive trading days.

         Pursuant to the terms of the December 30, 1999 Agreement, at the close of business on March 10, 2000, all shares of Series B Preferred were automatically converted into 1,142,857 shares of Common Stock of the Company upon receipt of shareholder approval of such conversion at a Special Meeting of Shareholders held on March 10, 2000. The resale of the shares of Common Stock issued upon conversion of the Series B Preferred and the shares of Common Stock issuable upon exercise of the warrants have been registered under the Securities Act of 1933, as amended.

         In addition, in connection with the December 30, 1999 Private Placement, Wand Partners Inc. rendered advisory services relating to the transactions contemplated by the December 30, 1999 Agreement. Pursuant to such agreement, the Company issued warrants to Wand Partners Inc. to acquire up to 250,000 shares of Common Stock of the Company (the "Wand Partners Warrants"). The Wand Partners Warrants are exercisable for three years at an exercise price of $8.00 per share. The resale of the shares of Common Stock issuable upon exercise of the Wand Partners Warrants has been registered under the Securities Act of 1933, as amended.


                     APPROVAL OF AMENDMENTS TO SKYMALL, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

GENERAL

         At the Annual Meeting, the Company will seek shareholder approval of amendments to the Company's Non-Employee Director Stock Option Plan (the "Plan") to (i) increase the number of shares authorized for issuance thereunder from 100,000 to 375,000; (ii) increase the number of shares initially granted to each newly appointed director of the Company from 5,000 to 25,000; and (iii) increase the number of shares granted to each non-employee director on an annual basis from 3,000 to 7,500. The Company's Board of Directors has approved the amendments to the Plan and has directed that the amendments be submitted as a proposal for shareholder approval at the Annual Meeting. The Plan was originally adopted in October 1996.

CURRENT PLAN PROVISIONS

         The Plan provides for the non-discretionary grant of options to the Company's non-employee directors. Under the Plan, a grant of options to purchase 5,000 shares of the Company's Common Stock is made to each non-employee director appointed to serve on the Company's Board (the "Initial Option Grants"). Additionally, options to purchase 3,000 shares of the Company's Common Stock are granted annually to each non-employee director upon the end of the third business day after announcement of the Company's earnings for the immediately preceding fiscal year, subject to certain meeting attendance requirements (the "Annual Option Grants"). Pursuant to the terms of the Plan, all the shares subject to an option vest immediately upon the date of grant. All options granted under the Plan expire ten years from the date of grant. Options are not transferable other than by will, the laws of descent or pursuant to a qualified domestic relations order. The Plan terminates ten years after the effective date of the Plan, except as to outstanding options.

AMENDMENTS TO PLAN

         In August 1999, the Board of Directors reviewed the options remaining in the option pool for the Plan and determined that it was appropriate to increase the number of shares authorized for issuance under the Plan. Therefore, the Board adopted an amendment to the Plan that would increase the number of shares authorized for issuance thereunder from 100,000 to 375,000.

         The Board of Directors also reviewed the number of shares subject to the Initial Option Grants and the Annual Option Grants and determined that it was appropriate to increase the number of shares subject to such Option Grants. The Board believes that such increase will ensure that non-employee directors have an adequate incentive to actively direct and contribute to the Company's growth by enabling them to acquire a proprietary interest in the Company. Currently, the Plan provides for Initial Option Grants and Annual Option Grants of 5,000 and 3,000 shares, respectively, to non-employee directors. The amendment to the Plan increases the number of shares underlying Initial Option Grants and Annual Option Grants to 25,000 and 7,500, respectively.

         The following table sets forth the options granted to each of the Company's non-employee directors subject to approval by the shareholders of the Plan amendments contemplated by this Proposal No. 3:

                                  Number of Securities         Exercise
         Director                  Underlying Options          Price(1)
         --------                 --------------------         --------

         David J. Callard                25,000                  $8.00
         Lyle R. Knight                  24,500                  $7.25
                                          7,500                  $8.00
         Thomas J. Litle                 24,500                  $7.25
                                          7,500                  $8.00
         Randy Petersen                  24,500                  $7.25
                                          7,500                  $8.00

         (1) The per share exercise price of all option grants is equal to the fair market value of the Company's Common Stock on the date of grant.


FEDERAL INCOME TAX CONSEQUENCES FOR NONSTATUTORY STOCK OPTIONS

         Options granted under the Plan are nonstatutory stock options ("NSOs"), which do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not a "qualified plan" as defined in Section 401(a) of the Code.

         An optionee does not realize any compensation income upon the grant of an NSO. Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, an optionee realizes and must report as compensation income an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the optionee reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations.

         When an optionee disposes of shares of Common Stock received upon exercise of an NSO, he or she will realize capital gain income if the amount realized on the sale exceeds the optionee's basis in the shares. If the optionee's basis in the shares exceeds the amount realized on the sale, the optionee will realize a capital loss. There is no tax impact to the Company upon the sale of shares by an optionee.

         Special rules apply with respect to shares of Common Stock transferred directly to or acquired upon exercise of an NSO by an individual (officers, directors or 10% shareholders of the Company) who is subject to the "short-swing profits" provisions of the Securities Exchange Act of 1934, as amended.

         The foregoing is a general discussion of certain federal income tax consequences and does not purport to be complete.

REQUIRED VOTE

         Approval of the Amendment to the Plan requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the Amendment. Broker non-votes are not considered present for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE SKYMALL, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 4)

         The Board of Directors has selected Arthur Andersen LLP ("Andersen") as the independent public accountants for the Company for fiscal 1999, and recommends that the shareholders vote for ratification of such appointment. Shareholder ratification of the selection of Andersen as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Andersen for shareholder ratification as a matter of good corporate practice. Andersen has audited the Company's financial statements since 1996. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders. A representative of Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.


SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any shareholder who wishes to present any proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2001, must have been received by the Company's Secretary, at the Company's offices, not later than January 8, 2001, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034. If a shareholder proposal is introduced at the 2001 Annual Meeting of Shareholders without any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before March 24, 2001, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2001 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposals. Notice of such proposal is to be sent to the above address.

OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting.

1999 ANNUAL REPORT ON FORM 10-K

         The Company files annual reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report for the Fiscal Year Ended December 31, 1999 is available upon written request to SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034, Attention: Investor Relations. Copies of all exhibits to the Form 10-K Annual Report are subject to a payment of $0.15 per page.

                                         BY ORDER OF THE BOARD OF DIRECTORS,


                                         Robert M. Worsley
                                         Chairman, Chief Executive Officer
                                         and President

Phoenix, Arizona
May 8, 2000

                                   APPENDIX A

         Set forth below in full is the text of the proposed Certificate of Amendment to the Articles of Incorporation of the Corporation as described in this Proxy Statement together with notes indicating the changes to be made to the Corporation's present Articles of Incorporation, as amended.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  SKYMALL, INC.

            ---------------------------------------------------------
            Pursuant to Section 78.390 of the Nevada Revised Statutes
            ---------------------------------------------------------

     The undersigned, being the President and the Secretary of SkyMall, Inc., a corporation organized and existing under the laws of the State of Nevada, (the "Corporation") does hereby certify:

1.   The name of the Corporation is SkyMall, Inc.

2. The total number of outstanding shares of the Common Stock the Corporation having voting power as of April 26, 2000 was 13,120,134 and the total number of votes entitled to be cast by the holders of all said outstanding shares of the Common Stock was 13,120,134. As of April 26, 2000, there were no shares of Preferred Stock the Corporation issued and outstanding.

3. The amendment set forth below was adopted, pursuant to Section 78.390 of the Nevada Revised Statutes, by the affirmative vote of shareholders owning at least a majority of the outstanding shares entitled to vote therein given at the annual meeting of the shareholders.

4. That Section 5 be removed in its entirety and the following be inserted in lieu thereof:

         "The governing board of this Corporation shall be known as directors, and the number of directors of the Corporation may from time to time be increased up to nine (9) or decreased in such manner as shall be provided in the Bylaws of this Corporation. Effective with the 2000 Annual Meeting of Shareholders, the Board of Directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the shareholders of the Corporation be held, respectively, and until their successors shall be elected and qualified or until such director's earlier resignation, removal from office, death or disability. In the case of any increase in the number of directors of the Corporation, the additional directors shall be so classified so that all classes of directors shall be increased equally as nearly as may be, and the additional directors shall be elected as provided herein by the Directors or by the shareholders at an annual meeting. In case of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased equally, as nearly as may be. Election of directors shall be conducted as provided in the Articles of Incorporation, by law or in the Bylaws."


                                      NOTES

1. Present Section 5 is deleted in its entirety and new Section 5 is inserted in lieu thereof.

[FRONT OF PROXY CARD]
--------------------------------------------------------------------------------
                                      PROXY

                                  SKYMALL, INC.
                              1520 EAST PIMA STREET
                             PHOENIX, ARIZONA 85034

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF SKYMALL, INC.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of SkyMall, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated May 8, 2000, and hereby appoints Robert M. Worsley,
Christine A. Aguilera and Mark E. Truxal, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SKYMALL, INC. to be held at the corporate offices of the Company located at 1520 East Pima Street, Phoenix, Arizona 85034 on June 9, 2000, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
--------------------------------------------------------------------------------

[PROXY CARD INSTRUCTION SHEET AND REVERSE OF PROXY CARD]

SKYMALL, INC.           VOTE BY PHONE - 1-800-690-6903
                        Use any  touch-tone  telephone to  transmit your  voting
PROXY SERVICES          instructions.  Have  your  proxy  card in  hand when you
P. O. BOX 9079          call.  You  will  be  prompted to  enter  your  12-digit
FARMINGDALE, NY 11735   Control  Number  which is  located below and then follow
                        the simple instructions the Vote Voice provides you.

                        VOTE BY INTERNET - WWW.PROXYVOTE.COM
                        Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

                        VOTE BY MAIL
                        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to SkyMall, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                             SKYMALL          KEEP THIS PORTION FOR YOUR RECORDS
================================================================================
[REVERSE SIDE OF PROXY CARD]                 DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
--------------------------------------------------------------------------------
SKYMALL, INC.

     I will attend the Annual Meeting  [ ]

THIS PROXY,  WHEN  PROPERLY  EXECUTED,  WILL BE  VOTED IN THE
MANNER  DIRECTED  BY THE  UNDERSIGNED  SHAREHOLDER(S).  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Vote On Proposal

1. To approve an amendment to the  Company's  Articles of  FOR  AGAINST  ABSTAIN
   Incorporation to provide for the classification of the  [ ]    [ ]      [ ]
   Board of Directors into three classes of directors with staggered three-year terms of office.

2. To elect five directors to the Board of Directors to serve for terms of one to three years, respectively, or until their successors are elected and qualified if Proposal No. 1 is approved, or to elect the same persons as directors for a term of one year if Proposal No. 1 is not approved.

   Election of the following  nominees as  Directors:  1. Robert M. Worsley
   2. David J. Callard  3. Lyle R. Knight 4. Thomas J. Litle 5. Randy Petersen

     FOR ALL   WITHHELD     For all, except vote withheld from the following
      [  ]       [  ]       nominees (please use corresponding number)

                            ________________________________________________

3. To  approve  amendments  the  Company's   Non-Employee  FOR  AGAINST  ABSTAIN
   Director  Stock Option Plan  (the "Director  Plan") to  [ ]    [ ]      [ ]
   (i) increase the aggregate number of shares available for issuance thereunder from 100,000 to 375,000 and
   (ii) increase the automatic  grants under the Director
   Plan to 25,000 options upon election to the Board and 7,500 options annually subject to the terms and conditions of the Directors Plan.

4. To  ratify the  appointment of  Arthur Andersen LLP as  FOR  AGAINST  ABSTAIN
   the independent public  accountants of the Company for  [ ]    [ ]      [ ]
   the fiscal year ending December 31, 2000.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

     ---------------------------------     ---------------------------------
     |                        |      |     |                        |      |
     |                        |      |     |                        |      |
     ---------------------------------     ---------------------------------
     Signature                 Date        Signature (Joint Owners)  Date
     [PLEASE SIGN WITHIN BOX]
--------------------------------------------------------------------------------